UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 29, 2016

INVESTORS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36441	46-4702118
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

101 JFK Parkway, Short Hills, New Jersey		07078
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:     (973) 924-5100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)            Amendment to Executive Supplemental Retirement Wage Replacement Plan.  Investors Bank (the “Bank”), the wholly-owned subsidiary of Investors Bancorp, Inc. (the “Company”), has adopted an amendment to the Amended and Restated Executive Supplemental Retirement Wage Replacement Plan (“SERP II”) that reduces the years of service requirement for early retirement vesting, from 10 years to five years.  Accordingly, each current participant that attains age 55 and has completed five years of continuous service vests in the early retirement benefit payable under SERP II.  The five years of service requirement for vesting is consistent with the Bank’s other tax-qualified and non-qualified defined benefit pension plans.  Neither the Company nor the Bank will incur additional cost as a result of such amendment as each participant’s early retirement benefit under SERP II has been fully accrued and expensed.  The amendment provides that a new participant will vest in his or her accumulated early retirement benefit upon either: (1) the attainment of age 55 and the completion of five years of continuous service; or (2) an alternative date specified by the Board of Directors of the Bank upon the participant’s entry into the plan.

A copy of the amendment to SERP II will be included as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

Item 9.01                      Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INVESTORS BANCORP, INC.
DATE: March 2, 2016	By:	/s/ Kevin Cummings
Kevin Cummings
President and Chief Executive Officer